[LETTERHEAD of NSAI]

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to Southwestern Energy Company's 401(k) Savings Plan of our name and our audit letter report dated January 30, 2012 of the proved reserves of oil and gas, as of December 31, 2011, included in Southwestern Energy Company's Form 10-K for the year ended December 31, 2011.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

November 9, 2012